FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/24/2024

Work Order Item Number:	W2024012400418-3415885
Filing Number:	20243775609
Filing Type:	Certificate of Correction
Filing Date/Time:	1/24/2024 8:27:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0199732012-3

Entity Name: TOUGHBUILT INDUSTRIES, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

EASTBIZ.COM, INC.

5348 VEGAS DRIVE, Las Vegas, NV 89108, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0199732012-3
FVAguilar	Filing Number 20243775609
Secretary of State State Of Nevada	Filed On 1/24/2024 8:27:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: ToughBuilt Industries, Inc. Entity or Nevada Business Identification Number (NVID): NV20121228846
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment to Articles of Incorporation
3. Filing Date:	Filing date of document which correction is being made: 12/21/2023
4. Description:	Description of inaccuracy or defect: Last sentence of amended Article 3 of the Articles of Incorporation (Annex A) incorrectly stated, "The Reverse Stock Split shall have effect on the authorized number or par value of the capital stock of the Corporation."
5. Correction:	Correction of inaccuracy or defect: Last sentene of amended Article 3 of the Articles of Incorporation (Annex A) should be replaced by "The Reverse Stock Split shall have no effect on the authorized number or par value of the capital stock of the Corporation."
6. Signature: (Required)	X [signature] Signature — Date: 01/23/2024

This form must be accompanied by appropriate fees.